Exhibit 5.1

CLEARY GOTTLIEB STEEN & HAMILTON LLP

NEW YORK WASHINGTON, DC PARIS BRUSSELS FRANKFURT COLOGNE MOSCOW	CITY PLACE HOUSE 55 BASINGHALL STREET LONDON EC2V 5EH 020-7614-2200 FACSIMILE 020-7600-1698 WWW.CLEARYGOTTLIEB.COM	ROME MILAN HONG KONG BEIJING BUENOS AIRES SÃO PAULO ABU DHABI SEOUL

Writer’s Direct Dial: +44 20 7614 2237

E-Mail: ssperber@cgsh.com

March 21, 2014

GlaxoSmithKline plc

980 Great West Road

Brentford, Middlesex TW8 9GS

England

GlaxoSmithKline Capital plc

980 Great West Road,

Brentford, Middlesex TW8 9GS

England

GlaxoSmithKline Capital Inc.

1105 North Market Street, Suite 622

Wilmington, Delaware 19801

United States

Ladies and Gentlemen:

We have acted as special United States counsel to GlaxoSmithKline Capital Inc., a Delaware corporation (“GSK Capital Inc.”), GlaxoSmithKline Capital plc, a public limited company incorporated in England and Wales (“GSK Capital plc”), and GlaxoSmithKline plc, a public limited company incorporated in England and Wales (“GSK plc”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series, of (a) debt securities of GSK Capital Inc. and GSK Capital plc, as the case may be, guaranteed by GSK plc, (b) guarantees of GSK plc in respect of the debt securities of GSK Capital Inc. and GSK Capital plc (the “Guarantees”) and (c) debt securities of GSK plc. The debt securities of GSK Capital Inc., GSK Capital plc and GSK plc are collectively referred to herein as the “Debt Securities.” The securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

CLEARY GOTTLIEB STEEN & HAMILTON LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES NUMBER OC310280. IT IS AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY. A LIST OF THE MEMBERS AND THEIR PROFESSIONAL QUALIFICATIONS IS OPEN TO INSPECTION AT THE REGISTERED OFFICE, CITY PLACE HOUSE, 55 BASINGHALL STREET, LONDON EC2V 5EH. CLEARY GOTTLIEB STEEN & HAMILTON LLP OR AN AFFILIATED ENTITY HAS AN OFFICE IN EACH OF THE CITIES LISTED ABOVE.

GlaxoSmithKline plc et al., p. 2

Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, the Debt Securities of GSK Capital Inc. and the related Guarantees are to be issued under an indenture dated as of April 6, 2004 among GSK Capital Inc., GSK plc and Law Debenture Trust Company of New York (as successor to Citibank, N.A., pursuant to an Instrument of Resignation, Appointment and Acceptance dated December 27, 2007 among GSK Capital Inc., GSK plc, Law Debenture Trust Company of New York and Citibank, N.A.), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of March 18, 2013, among GSK Capital Inc., GSK plc and the Trustee, and the Second Supplemental Indenture dated as of March 21, 2014, among GSK Capital Inc., GSK plc and the Trustee (as so supplemented, the “GSK Capital Inc. Indenture”); the Debt Securities of GSK Capital plc and the related Guarantees are to be issued under an indenture dated as of April 6, 2004 among GSK Capital plc, GSK plc and the Trustee (as successor to Citibank, N.A., pursuant to an Instrument of Resignation, Appointment and Acceptance dated January 7, 2008 among GSK Capital plc, GSK plc, Law Debenture Trust Company of New York and Citibank, N.A.), as supplemented by the First Supplemental Indenture dated as of March 21, 2014, among GSK Capital plc, GSK plc and the Trustee (as so supplemented, the “GSK Capital plc Indenture”); and the Debt Securities of GSK plc are to be issued under an indenture dated as of March 4, 2008 between GSK plc and the Trustee, as supplemented by the First Supplemental Indenture dated as of March 21, 2014, between GSK plc and the Trustee (as so supplemented, the “GSK plc Indenture” and, together with the GSK Capital Inc. Indenture and the GSK Capital plc Indenture, the “Indentures”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	an executed copy of the GSK Capital Inc. Indenture;

(c)	an executed copy of the GSK Capital plc Indenture; and

(d)	an executed copy of the GSK plc Indenture.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of GSK Capital Inc. and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. (a) The execution and delivery of the GSK Capital Inc. Indenture have been duly authorized by all necessary corporate action of GSK Capital Inc., and the GSK Capital Inc. Indenture has been duly executed and delivered by GSK Capital Inc.,

GlaxoSmithKline plc et al., p. 3

(b) the GSK Capital plc Indenture has been duly executed and delivered by GSK Capital plc under the law of the State of New York and (c) the Indentures have been duly executed and delivered by GSK plc under the law of the State of New York.

2. When the Debt Securities, in the forms filed as Exhibits 4.8, 4.9 and 4.10 to the Registration Statement, have been duly authorized by GSK plc, GSK Capital Inc. and GSK Capital plc, as the case may be, duly executed and authenticated in accordance with the relevant Indenture and duly delivered to and paid for by the purchasers thereof pursuant to a sale in the manner described in the Registration Statement:

(a)	The Debt Securities of GSK Capital Inc. will be valid, binding and enforceable obligations of GSK Capital Inc., entitled to the benefits of the GSK Capital Inc. Indenture.

(b)	The Debt Securities of GSK Capital plc will be valid, binding and enforceable obligations of GSK Capital plc, entitled to the benefits of the GSK Capital plc Indenture.

(c)	The Guarantees will be valid, binding and enforceable obligations of GSK plc, entitled to the benefits of the GSK Capital Inc. Indenture or the GSK Capital plc Indenture, as the case may be.

(d)	The Debt Securities of GSK plc will be valid, binding and enforceable obligations of GSK plc, entitled to the benefits of the GSK plc Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of GSK Capital Inc., GSK Capital plc or GSK plc, (a) we have assumed that each of GSK Capital Inc., GSK Capital plc, GSK plc and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Debt Securities and the Guarantees, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to GSK Capital Inc., GSK Capital plc or GSK plc regarding matters of the federal law of the United States of America or the law of the State of New York or, solely with respect to GSK Capital Inc., the General Corporation Law of the State of Delaware (the “DGCL”), that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinions expressed above, we have further assumed that (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities and the Guarantees

GlaxoSmithKline plc et al., p. 4

are offered or issued as contemplated by the Registration Statement, (c) the terms of the Debt Securities and the Guarantees will conform to the forms thereof, and the terms of the Debt Securities and the Guarantees will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon GSK Capital Inc., GSK Capital plc or GSK plc, as applicable, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over GSK Capital Inc., GSK Capital plc or GSK plc, as applicable, (d) the Debt Securities and the Guarantees will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (e) GSK Capital Inc., GSK Capital plc and GSK plc, as the case may be, will authorize the offering and issuance of the Debt Securities and the Guarantees, as applicable, will authorize, approve and establish the final terms and conditions thereof and will take any other appropriate additional corporate action and (f) certificates, if required, representing the Debt Securities (including the Guarantees endorsed thereon, as applicable) will be duly executed and delivered and, to the extent required by the applicable Indenture, duly authenticated and countersigned.

The waiver of defenses contained in Section 6.01 of the GSK Capital plc Indenture and the GSK Capital Inc. Indenture may be ineffective to the extent that any such defense involves a matter of public policy in New York.

We express no opinion as to the enforceability of Section 11.15 of each of the Indentures relating to currency indemnity.

The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and the DGCL (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the prospectus included in the Registration Statement and in any prospectus supplement related thereto. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

GlaxoSmithKline plc et al., p. 5

The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Sebastian R. Sperber
Sebastian R. Sperber, a Partner